UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 5, 2009
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CELSIA TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	33-64840 (Commission File Number)	91-2015441 (I.R.S. Employer Identification No.)

1395 Brickell Avenue, Suite 800 Miami, FL 33131 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code:  (305) 529-6290

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01.    Other Events.

On January 7, 2009, Celsia Technologies, Inc. (the “Company”) issued a press release announcing that it plans to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a split ratio of one-for-ten.

           On June 24, 2008, the Company’s shareowners voted to give the Board of Directors of the Company (the “Board”), the authority to effect a reverse stock split of the Common Stock by a ratio of not less than one-for-five and not more than one-for twenty at any time prior to June 10, 2010, with the exact ratio to be set at a whole number within such range to be determined by the Board in it sole discretion. On January 5, 2009, the Board of Directors approved a reverse stock split of the Common Stock at a split ratio of one new share for ten old shares; there will be no change in the $0.001 par value of each share or the authorized number of shares of Common Stock. The reverse stock split is anticipated to be effective on January 14, 2009.  No further shareowner approval or action is necessary.

     The reverse stock split is intended to increase the per share trading price of the Company’s Common Stock, which should make it more attractive to a broader range of institutional and other investors.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release of Celsia Technologies, Inc., dated January 7, 2009.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2009	CELSIA TECHNOLOGIES, INC.

	By:	/s/ Jorge Fernandez
Name: Jorge Fernandez
Title: Chief Financial Officer

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